Exhibit 99.1

Continues to Deliver Leading Share Gains in Beer Category Across U.S. Tracked Channels
Returns Over $1.6B to Shareholders Including Over $900M in Share Repurchases During Fiscal 2026
Issues Updated Outlook for Fiscal 2027 and Withdraws Fiscal 2028 Outlook

	Net Sales (1)	Organic Net Sales	Operating Income (Loss) (1)	Net Income (Loss) Attributable to CBI	Adjusted EBIT	EPS
Fiscal 2026 Financial Highlights (1) | In millions, except per share data
Reported	$9,139	$9,139	$2,721	$1,687	$2,730	$9.61
% Change	(10%)	(10%)	667%	2,172%	731%	2,236%
Comparable	$9,139	$9,139	$2,943	$2,075	$2,962	$11.82
% Change	(10%)	(4%)	(9%)	(17%)	(15%)	(14%)
Fourth Quarter Fiscal 2026 Financial Highlights (1)
Reported	$1,920	$1,920	$442	$202	$434	$1.16
% Change	(11%)	(11%)	394%	154%	279%	156%
Comparable	$1,920	$1,920	$508	$330	$501	$1.90
% Change	(11%)	0%	(9%)	(30%)	(24%)	(28%)
Note: A list of defined terms, including definitions of reported, comparable, adjusted, and organic as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this release. Comparable, adjusted, and organic amounts are non-GAAP financial measures.
(1)Year ended and three months ended February 28, 2025, includes (i) $711.2 million and $252.1 million of net sales, respectively, and (ii) $244.7 million and $98.4 million of CAM, respectively, that are no longer part of the Wine & Spirits segment results due to the Wine & Spirits Divestitures.

HIGHLIGHTS
•Generates fiscal 2026 reported EPS of $9.61 and comparable EPS of $11.82
•Beer Business continues to lead the category in dollar share gains across Circana U.S. tracked channels during the fiscal year, outperforming the total beer category by approximately 2 percentage points in year-over-year dollar sales, and delivers depletion and net sales growth during the fourth quarter of 0.6% and over 1%, respectively
•Wine & Spirits Business remaining portfolio outperforms total wine category in both dollar sales and volume performance in Circana U.S. tracked channels during the fiscal year, and delivers over 8% depletion growth during the fourth quarter
•Generates fiscal 2026 operating cash flow of $2.7 billion and free cash flow of $1.8 billion
•Repurchases $924 million of shares during the fiscal year and an additional $75 million during the month of March
•Declares quarterly cash dividend of $1.03 per share Class A Common Stock, an increase of 1%
•Issues fiscal 2027 reported EPS outlook of $11.10 - $11.80 and comparable EPS outlook of $11.20 - $11.90, as well as operating cash flow target of $2.4 - $2.5 billion and free cash flow target of $1.6 - $1.7 billion

“Despite the dynamic operating environment in fiscal 2026, we remained focused on the factors within our control and executed with discipline. That execution enabled our Beer Business to continue to be the #1 dollar share gainer across U.S. tracked channels, and our remaining portfolio in our Wine & Spirits Business to deliver depletion growth during the year. As we look ahead to fiscal 2027, we expect consumers will

“In fiscal 2026 we exceeded our free cash flow expectations and deployed that cash in line with our capital allocation priorities. We maintained our investment grade rating, held comparable net leverage at our ~3.0x target, returned more than $1.6 billion to shareholders through our dividend and share repurchase program, and continued to invest in modular brewing capacity to continue to navigate a shifting macroeconomic environment, but we remain encouraged by the momentum we saw in the fourth quarter. Our strategic priorities continue to be clear, and our best‑in‑class organization is energized and committed to delivering solid results.”

support future growth in our Beer Business. As we enter fiscal 2027, we remain committed to our disciplined and balanced capital allocation approach that strengthens the business for the long-term and delivers continued returns to shareholders.”

Bill Newlands, President & CEO	Garth Hankinson, Executive Vice President & CFO

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 1

BEER
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Years Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
February 28, 2026	415.4		$8,315.2	$3,161.0
February 28, 2025	431.8		$8,539.8	$3,394.4
% Change	(3.8%)	(2.1%)	(3%)	(7%)
Three Months Ended
February 28, 2026	86.3		$1,726.0	$572.5
February 28, 2025	85.4		$1,704.4	$623.8
% Change	1.1%	0.6%	1%	(8%)
FISCAL 2026 HIGHLIGHTS
•Net sales decreased by 3% driven by shipment declines of 3.8%, partially offset by favorable pricing net of mix.
•Depletions declined 2.1% largely driven by decreases in Modelo Especial, Corona Extra, and the Modelo Chelada brands of approximately 3%, 7%, and 1%, respectively, partially offset by strong depletion growth from Pacifico and Victoria of over 15% and 16%, respectively.
•Operating margin decreased 170 basis points to 38.0% driven by a decline in shipment volumes, as well as higher COGS due to aluminum tariffs and unfavorable fixed cost absorption, partially offset by favorable pricing net of mix.
•Our Beer Business ranked as the #1 dollar share gainer in Circana U.S. tracked channels, gaining 0.4 share points, as we had 4 of the top 15 dollar share gaining brands across the U.S. beer category, and Modelo Especial maintained its position as the #1 brand by dollar sales as it continued to gain share.

FOURTH QUARTER FISCAL 2026 HIGHLIGHTS
•Net sales increased by over 1% driven by shipment growth of 1.1% and favorable pricing, partially offset by unfavorable mix.
•Depletions grew 0.6% as declines from Modelo Especial of just under 1% and Corona Extra of approximately 6% were more than offset by growth from Pacifico, Victoria, and the Modelo Chelada brands of approximately 21%, 17%, and 5%, respectively.
•Operating margin decreased 340 basis points to 33.2% as favorability in net sales was more than offset by increased COGS due to unfavorable fixed cost absorption, increased depreciation, and aluminum tariffs.
•Our Beer Business ranked as the #1 dollar share gainer in Circana U.S. tracked channels, gaining 0.6 share points, and we had 6 of the top 15 dollar share gaining brands across the U.S. beer category including Pacifico at #2, Modelo Especial at #4, Corona Sunbrew at #7, Corona Familiar at #10, Victoria at #12, and Modelo Chelada Limón y Sal at #13.

Note: totals may not sum due to rounding

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 2

WINE & SPIRITS
	Shipments	Organic Shipments (2)	Depletions (2)	Net Sales (1)	Organic Net Sales	Operating Income (Loss) (1)
Years Ended | In millions; branded product, 9-liter case equivalents
February 28, 2026	8.3	8.3		$823.8	$823.8	$10.5
February 28, 2025	22.1	8.9		$1,668.9	$957.7	$325.1
% Change	(62.4%)	(6.7%)	(4.3%)	(51%)	(14%)	(97%)
Three Months Ended
February 28, 2026	1.6	1.6		$194.2	$194.2	$2.6
February 28, 2025	5.9	1.5		$459.8	$207.7	$99.7
% Change	(72.9%)	6.7%	8.3%	(58%)	(6%)	(97%)
(2)Year ended and three months ended February 28, 2025, includes adjustments to remove volumes associated with the Wine & Spirits Divestitures (see below for applicable periods).

FISCAL 2026 HIGHLIGHTS
•Net sales declined 51% driven by a 62.4% decrease in shipment volumes reflecting the impacts of the Wine & Spirits Divestitures, unfavorable mix, changes in distributor contractual obligations, and strategic pricing actions taken on select brands.
•Operating margin decreased from 19.5% to 1.3% primarily reflecting the unfavorable impacts from net sales and higher COGS, partially offset by favorability in marketing and other SG&A expenses.

FOURTH QUARTER FISCAL 2026 HIGHLIGHTS
•Net sales declined 58% driven by a 72.9% decrease in shipment volumes reflecting the impacts of the Wine & Spirits Divestitures, changes in distributor contractual obligations, and strategic pricing actions taken on select brands.
•Operating margin decreased from 21.7% to 1.3% primarily reflecting the unfavorable impacts from net sales, partially offset by favorability in marketing and other SG&A expenses.

Note: totals may not sum due to rounding

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 3

OUTLOOK

Looking ahead to fiscal 2027, while we are encouraged by the momentum displayed during the fourth quarter across our Beer and Wine & Spirits businesses, we expect the operating environment to remain dynamic given the evolving socioeconomic backdrop and limited near-term visibility. As a result, we are updating our fiscal 2027 outlook to reflect the current environment, as detailed below, and are withdrawing our previously issued fiscal 2028 outlook provided in April 2025.

Enterprise and Wine and Spirits growth (decline) net sales assumptions for fiscal 2027 exclude $142 million for the March 1, 2025 to June 1, 2025, period that are no longer part of year-over-year results following the 2025 Wine Divestitures. The table sets forth management's current EPS expectations for fiscal 2027 compared to fiscal 2026 actual results.

	Reported		Comparable
	FY27 Estimate	FY26 Actual	FY27 Estimate	FY26 Actual
Fiscal Year Ending February 28	$11.10 - $11.80	$9.61	$11.20 - $11.90	$11.82
Fiscal 2027 Guidance Assumptions:
•Enterprise organic net sales growth (decline) of (1)% - 1%
◦Beer: net sales growth (decline) of (1)% - 1%
◦Wine & Spirits: organic net sales growth (decline) of (1)% - 1%
•Enterprise operating margin: reported and comparable of 32% - 33%
◦Beer: operating margin of 37% - 38%
◦Wine & Spirits: operating margin of 5% - 6%
		•Tax rate: reported and comparable ~20% •Operating cash flow: $2.4 - $2.5 billion •Capital expenditures: ~$800 million •Free cash flow: $1.6 - $1.7 billion
QUARTERLY DIVIDEND
On April 8, 2026, Constellation’s board of directors declared a quarterly cash dividend of $1.03 per share of Class A Common Stock payable on May 14, 2026, to stockholders of record as of the close of business on April 29, 2026.

† A copy of this release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.
Every day, people reach for brands from our high-end, imported beer portfolio anchored by the iconic Corona Extra and Modelo Especial, a flavorful lineup of Modelo Cheladas, and favorites like Pacifico, and Victoria; our exceptional wine brands including The Prisoner Wine Company, Robert Mondavi Winery, Kim Crawford, Schrader Cellars, and Lingua Franca; and our craft spirits brands such as Mi CAMPO Tequila and High West Whiskey.
As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on LinkedIn and Instagram.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Blair Veenema	585-284-4433	blair.veenema@cbrands.com
			Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 4

SUPPLEMENTAL INFORMATION
Reported basis are derived from amounts as reported under GAAP. Comparable basis are amounts which exclude comparable adjustments, as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this release. Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy and objectives, the macroeconomic and operating environments and socioeconomic backdrop, our strategic and capital allocation priorities and targets, positioning our business for long-term success, future operations, financial position, expected net sales, operating margin, tax rate, operating cash flow, capital expenditures, free cash flow, EPS, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorization, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements that involve risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those set forth in, or implied by, the Projections.
When used in this release, the words “anticipate,” “believe,” “expect,” “intend,” “outlook,” “will,“ “encouraged,” “approach,” and similar expressions are intended to identify Projections, although not all Projections contain such identifying words. All Projections speak only as of the date of this release. We undertake no obligation to update or revise any Projections, whether as a result of new information, future events, or otherwise. The Projections are based on management’s current estimates, expectations, plans, and timetables, and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received), cost savings, restructuring, operating, or efficiency initiatives, tariff changes, impacts, and responses, or financing or share repurchases that may be completed after the issuance of this release. Although we believe that the estimates, expectations, plans, and timetables reflected in the Projections are reasonable, we can give no assurance that such estimates, expectations, plans, and timetables will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, the Projections contained in this release are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:
•potential further declines in the consumption of products we sell and our dependence on sales of our Mexican beer brands;
•impacts of our acquisition, divestiture, investment, and new product development strategies and activities, including the 2025 Wine Divestitures;
•dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;
•potential damage to our reputation;
•competition in our industry and for talent;
•economic and other uncertainties associated with our international operations, including new or increased tariffs;
•water, agricultural and other raw material, and packaging material supply, production, and/or transportation difficulties, disruptions, and impacts, including limited groups of certain suppliers;
•reliance on complex information systems and third-party global networks, including internal control over financial reporting changes in connection with system implementations and upgrades, as well as risks associated with cybersecurity and artificial intelligence;
•dependence on limited facilities for production of our Mexican beer brands, including beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including potential impairments), capital expenditures, and timing;
•operational disruptions or catastrophic loss to our breweries, wineries, other production facilities, or distribution systems;
•severe weather, natural and man-made disasters, climate change, environmental sustainability and corporate social responsibility-related regulatory compliance, and failure to meet environmental sustainability and corporate social responsibility targets, commitments, and aspirations;
•the success of cost savings, restructuring, and efficiency initiatives, including changes in key personnel responsible for oversight of our internal control over financial reporting in connection with the 2025 Restructuring Initiative;
•reliance on wholesale distributors, major retailers, and government agencies;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable infection or disease outbreaks, pandemics, or other widespread public health crises impacting our consumers, employees, distributors, retailers, and/or suppliers;
•effects of employee labor activities that could increase our costs;
•our indebtedness and interest rate fluctuations;
•our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, including the impact of military conflicts, such as the conflict in the Middle East, or other governmental rules and regulations;
•class action or other litigation we face or may face, including related to alleged securities law violations, abuse or misuse of our products, product liability, marketing or sales practices, including product labeling, or other matters;
•potential impairments of our intangible assets, such as goodwill and trademarks;
•changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the potential impact of a global minimum tax rate;
•uncertainties related to future cash dividends and share repurchases, which may affect the price of our common stock;
•ownership of our Class A Common Stock by certain individuals and entities affiliated with the Sands family and their Board of Director nomination rights;
•the choice-of-forum provision in our amended and restated by-laws regarding certain shareholder litigation;
•the timing of and transition plan for our announced President and CEO succession; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, which could cause actual future performance to differ materially from our current expectations.

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	February 28, 2026	February 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$102.4	$68.1
Accounts receivable	658.2	736.5
Inventories	1,433.9	1,437.2
Prepaid expenses and other	711.8	561.1
Assets held for sale	—	913.5
Total current assets	2,906.3	3,716.4
Property, plant, and equipment, net	8,520.9	7,409.8
Goodwill	5,233.9	5,126.8
Intangible assets	2,533.0	2,532.3
Deferred income taxes	1,370.3	1,805.3
Other assets	1,336.1	1,061.7
Total assets	$21,900.5	$21,652.3

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$272.0	$806.7
Current maturities of long-term debt	603.6	1,402.0
Accounts payable	960.2	939.8
Other accrued expenses and liabilities	854.0	886.7
Total current liabilities	2,689.8	4,035.2
Long-term debt, less current maturities	9,692.9	9,289.0
Deferred income taxes and other liabilities	1,130.9	1,193.3
Total liabilities	13,513.6	14,517.5
CBI stockholders’ equity	8,082.4	6,882.0
Noncontrolling interests	304.5	252.8
Total stockholders’ equity	8,386.9	7,134.8
Total liabilities and stockholders’ equity	$21,900.5	$21,652.3

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
NET INCOME (LOSS) ATTRIBUTABLE TO CBI
Sales	$2,049.7	$2,312.7	$9,755.5	$10,956.9
Excise taxes	(129.5)	(148.5)	(616.5)	(748.2)
Net sales	1,920.2	2,164.2	9,139.0	10,208.7
Cost of product sold	(968.5)	(1,049.5)	(4,427.5)	(4,894.1)
Gross profit	951.7	1,114.7	4,711.5	5,314.6
Selling, general, and administrative expenses	(452.4)	(505.3)	(1,848.4)	(1,950.0)
Goodwill and intangible assets impairment	—	(547.7)	—	(2,797.7)
Asset impairment and related expenses	(57.7)	(478.0)	(109.8)	(478.0)
Gain (loss) on sale of business	—	266.0	(31.9)	266.0
Operating income (loss)	441.6	(150.3)	2,721.4	354.9
Income (loss) from unconsolidated investments	(7.5)	(92.1)	9.0	(26.3)
Interest expense, net	(82.9)	(100.2)	(352.6)	(411.4)
Income (loss) before income taxes	351.2	(342.6)	2,377.8	(82.8)
(Provision for) benefit from income taxes	(126.5)	(28.0)	(621.0)	51.7
Net income (loss)	224.7	(370.6)	1,756.8	(31.1)
Net (income) loss attributable to noncontrolling interests	(22.9)	(4.7)	(70.1)	(50.3)
Net income (loss) attributable to CBI	$201.8	$(375.3)	$1,686.7	$(81.4)

CLASS A COMMON STOCK
Net income (loss) per common share attributable to CBI – basic	$1.16	$(2.09)	$9.62	$(0.45)
Net income (loss) per common share attributable to CBI – diluted	$1.16	$(2.09)	$9.61	$(0.45)
Weighted average common shares outstanding – basic	173.465	179.913	175.414	181.476
Weighted average common shares outstanding – diluted	173.679	179.913	175.568	181.476
Cash dividends declared per common share	$1.02	$1.01	$4.08	$4.04

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Years Ended
	February 28, 2026	February 28, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,756.8	$(31.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized net (gain) loss on securities measured at fair value	5.0	47.9
Deferred tax provision (benefit)	510.5	(210.3)
Depreciation	418.7	445.7
Stock-based compensation	67.7	72.2
Equity in (earnings) losses of equity method investees and related activities, net of distributed earnings	(1.0)	(5.4)
Noncash lease expense	127.4	112.4
Equity method investments impairment	—	8.7
Asset impairment and related expenses	109.8	478.0
(Gain) loss on sale of business	31.9	(266.0)
Goodwill and intangible assets impairment	—	2,797.7
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	82.9	90.3
Inventories	(48.3)	(152.2)
Prepaid expenses and other current assets	3.4	(89.4)
Accounts payable	(3.7)	101.5
Contract liabilities	(71.5)	(35.5)
Other accrued expenses and liabilities	(148.0)	(48.9)
Other	(172.6)	(163.4)
Total adjustments	912.2	3,183.3
Net cash provided by (used in) operating activities	2,669.0	3,152.2

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(875.0)	(1,214.1)
Purchase of business, net of cash acquired	—	(158.7)
Investments in equity method investees and securities	(18.0)	(35.0)
Proceeds from sale of assets	59.0	35.5
Proceeds from sale of business	850.5	409.2
Other investing activities	—	(11.7)
Net cash provided by (used in) investing activities	16.5	(974.8)

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Years Ended
	February 28, 2026	February 28, 2025
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	997.7	—
Principal payments of long-term debt	(1,404.4)	(957.0)
Net proceeds from (repayments of) short-term borrowings	(534.8)	565.3
Dividends paid	(715.7)	(731.8)
Purchase of treasury stock	(924.1)	(1,123.8)
Proceeds from shares issued under equity compensation plans	7.7	73.8
Payments of minimum tax withholdings on stock-based payment awards	(9.4)	(13.8)
Payments of debt issuance, debt extinguishment, and other financing costs	(9.0)	(0.1)
Distributions to noncontrolling interests	(62.5)	(57.5)
Payment of contingent consideration	(1.5)	(0.7)
Purchase of noncontrolling interest	—	(16.2)
Net cash provided by (used in) financing activities	(2,656.0)	(2,261.8)

Effect of exchange rate changes on cash and cash equivalents	4.8	0.1

Net increase (decrease) in cash and cash equivalents	34.3	(84.3)
Cash and cash equivalents, beginning of period	68.1	152.4
Cash and cash equivalents, end of period	$102.4	$68.1

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)
For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because management uses this information in monitoring and evaluating the underlying business trends of our core operations. Wine and Spirits net sales are provided by channel and market categories as management uses this information to monitor this business. In addition, we believe this information provides our investors and other external users valuable insight on underlying business trends and results and, in the case of Wine and Spirits, the underlying composition of segment net sales and results, in order to evaluate year-over-year financial performance.

The divestitures impacting the period below consist of (i) the SVEDKA Divestiture and (ii) the 2025 Wine Divestitures.

	Three Months Ended			Years Ended
	February 28, 2026	February 28, 2025	Percent Change	February 28, 2026	February 28, 2025	Percent Change
Consolidated net sales	$1,920.2	$2,164.2	(11%)	$9,139.0	$10,208.7	(10%)
Less: divestitures (1)	—	(252.1)		—	(711.2)
Consolidated organic net sales	$1,920.2	$1,912.1	—%	$9,139.0	$9,497.5	(4%)

Beer net sales	$1,726.0	$1,704.4	1%	$8,315.2	$8,539.8	(3%)

Wine and Spirits net sales (2)	$194.2	$459.8	(58%)	$823.8	$1,668.9	(51%)
Less: divestitures (1)	—	(252.1)		—	(711.2)
Wine and Spirits organic net sales	$194.2	$207.7	(6%)	$823.8	$957.7	(14%)
(1)For the applicable periods:

	Three Months Ended February 28, 2025	Year Ended February 28, 2025
SVEDKA Divestiture	12/1/2024 - 1/5/2025	3/1/2024 - 1/5/2025
2025 Wine Divestitures	12/1/2024 - 2/28/2025	6/2/2024 - 2/28/2025
(2)Wine and Spirits net sales by channel and market categories are as follows:

	Three Months Ended			Years Ended
	February 28, 2026	February 28, 2025	Percent Change	February 28, 2026	February 28, 2025	Percent Change
U.S. Wholesale	$141.4	$141.7	—%	$590.4	$688.7	(14%)
International	30.3	36.7	(17%)	122.8	143.0	(14%)
DTC	18.4	22.8	(19%)	79.1	89.1	(11%)
Other	4.1	6.5	(37%)	31.5	36.9	(15%)
Divestitures (1)	—	252.1	NM	—	711.2	NM
Wine and Spirits net sales	$194.2	$459.8	(58%)	$823.8	$1,668.9	(51%)

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CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended			Years Ended
	February 28, 2026	February 28, 2025	Percent Change	February 28, 2026	February 28, 2025	Percent Change
BEER
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	86.3	85.4	1.1%	415.4	431.8	(3.8%)
Depletions			0.6%			(2.1%)

WINE AND SPIRITS
(branded product, 9-liter case equivalents)
Shipments	1.6	5.9	(72.9%)	8.3	22.1	(62.4%)
Organic shipments (1)	1.6	1.5	6.7%	8.3	8.9	(6.7%)
U.S. Wholesale shipments	1.1	5.1	(78.4%)	6.3	19.2	(67.2%)
U.S. Wholesale organic shipments (1)	1.1	1.0	10.0%	6.3	6.8	(7.4%)
Depletions (1)			8.3%			(4.3%)
(1)Includes adjustments to remove divestiture volumes for the applicable periods:

	Three Months Ended February 28, 2025	Year Ended February 28, 2025
SVEDKA Divestiture	12/1/2024 - 1/5/2025	3/1/2024 - 1/5/2025
2025 Wine Divestitures	12/1/2024 - 2/28/2025	6/2/2024 - 2/28/2025

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT, INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS,
AND DEPRECIATION AND AMORTIZATION INFORMATION
(in millions)
(unaudited)
Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments. See page 14 for further information on comparable adjustments.

	Three Months Ended			Years Ended
	February 28, 2026	February 28, 2025	Percent Change	February 28, 2026	February 28, 2025	Percent Change
CONSOLIDATED
Net sales	$1,920.2	$2,164.2	(11%)	$9,139.0	$10,208.7	(10%)
Gross profit	$951.7	$1,114.7	(15%)	$4,711.5	$5,314.6	(11%)
Operating income (loss)	$441.6	$(150.3)	394%	$2,721.4	$354.9	667%
Operating margin	23.0%	(6.9)%		29.8%	3.5%
Income (loss) from unconsolidated investments	$(7.5)	$(92.1)	92%	$9.0	$(26.3)	134%
Depreciation and amortization	$112.1	$106.2	6%	$420.0	$447.0	(6%)
COMPARABLE ADJUSTMENTS
Gross profit	$5.5	$0.5	NM	$18.1	$6.2	NM
Operating income (loss)	$(66.6)	$(809.2)	NM	$(221.8)	$(3,120.0)	NM
Income (loss) from unconsolidated investments	$—	$(89.2)	NM	$(10.1)	$(49.3)	NM
BEER
Net sales	$1,726.0	$1,704.4	1%	$8,315.2	$8,539.8	(3%)
Segment gross profit	$871.3	$909.9	(4%)	$4,361.5	$4,566.1	(4%)
Segment gross margin	50.5%	53.4%		52.5%	53.5%
Segment operating income (loss)	$572.5	$623.8	(8%)	$3,161.0	$3,394.4	(7%)
Segment operating margin	33.2%	36.6%		38.0%	39.7%
Segment depreciation and amortization	$92.8	$78.8	18%	$330.9	$341.1	(3%)
WINE AND SPIRITS
Wine net sales	$154.9	$410.0	(62%)	$700.4	$1,450.1	(52%)
Spirits net sales	39.3	49.8	(21%)	123.4	218.8	(44%)
Net sales	$194.2	$459.8	(58%)	$823.8	$1,668.9	(51%)
Segment gross profit	$74.9	$204.3	(63%)	$331.9	$742.3	(55%)
Segment gross margin	38.6%	44.4%		40.3%	44.5%
Segment operating income (loss)	$2.6	$99.7	(97%)	$10.5	$325.1	(97%)
Segment operating margin	1.3%	21.7%		1.3%	19.5%
Segment income (loss) from unconsolidated investments	$(6.9)	$(0.9)	(667%)	$22.4	$30.5	(27%)
Segment depreciation and amortization	$16.0	$20.9	(23%)	$67.1	$84.2	(20%)
CORPORATE OPERATIONS AND OTHER
Segment operating income (loss)	$(66.9)	$(64.6)	(4%)	$(228.3)	$(244.6)	7%
Segment income (loss) from unconsolidated investments	$(0.6)	$(2.0)	70%	$(3.3)	$(7.5)	56%
Segment depreciation and amortization	$3.3	$6.5	(49%)	$22.0	$21.7	1%

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because management uses this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors and other external users valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended			Years Ended
	February 28, 2026	February 28, 2025	Percent Change	February 28, 2026	February 28, 2025	Percent Change
Operating income (loss) (GAAP)	$441.6	$(150.3)	394%	$2,721.4	$354.9	667%
Comparable adjustments	66.6	809.2		221.8	3,120.0
Less: divestitures (1)	—	(98.4)		—	(244.7)
Comparable operating income (loss) (Non-GAAP)	$508.2	$560.5	(9%)	$2,943.2	$3,230.2	(9%)
Comparable operating margin	26.5%	29.3%		32.2%	34.0%

Net income (loss) attributable to CBI (GAAP)	$201.8	$(375.3)	154%	$1,686.7	$(81.4)	2,172%
Net income (loss) attributable to noncontrolling interests (GAAP)	22.9	4.7		70.1	50.3
Provision for (benefit from) income taxes (GAAP)	126.5	28.0		621.0	(51.7)
Interest expense, net (GAAP)	82.9	100.2		352.6	411.4
Adjusted EBIT (Non-GAAP)	434.1	(242.4)	279%	2,730.4	328.6	731%
Comparable adjustments	66.6	898.4		231.9	3,169.3
Comparable EBIT (Non-GAAP)	$500.7	$656.0	(24%)	$2,962.3	$3,497.9	(15%)

Net income (loss) attributable to CBI (GAAP)	$201.8	$(375.3)	154%	$1,686.7	$(81.4)	2,172%
Comparable adjustments	128.2	849.6		388.4	2,588.7
Comparable net income (loss) attributable to CBI (Non-GAAP)	$330.0	$474.3	(30%)	$2,075.1	$2,507.3	(17%)

EPS (GAAP)	$1.16	$(2.09)	156%	$9.61	$(0.45)	2,236%
Comparable adjustments	0.74	4.72		2.21	14.23
Comparable EPS (Non-GAAP) (2)	$1.90	$2.63	(28%)	$11.82	$13.78	(14%)
Weighted average common shares outstanding - diluted (2)	173.679	180.172		175.568	181.905
(1)Amount reflects gross profit less marketing that are no longer part of the results for the applicable periods:

	Three Months Ended February 28, 2025	Year Ended February 28, 2025
SVEDKA Divestiture	12/1/2024 - 1/5/2025	3/1/2024 - 1/5/2025
2025 Wine Divestitures	12/1/2024 - 2/28/2025	6/2/2024 - 2/28/2025
(2)Comparable EPS may not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis. On a comparable basis, for the three months ended and year ended February 28, 2025, we have included 0.259 million and 0.429 million weighted average common shares outstanding, respectively, using the treasury stock method, as the effect of including these would have been anti-dilutive on a reported basis.

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended		Years Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Net gain (loss) on undesignated commodity derivative contracts	$15.7	$10.2	$23.6	$(0.3)
Settlements of undesignated commodity derivative contracts	(5.9)	3.0	3.4	26.8
Strategic business reconfiguration costs	(4.0)	(10.7)	(4.8)	(10.7)
Flow through of inventory step-up	(0.3)	(2.6)	(4.1)	(10.2)
Other gains (losses)	—	0.6	—	0.6
Comparable adjustments, Gross profit	5.5	0.5	18.1	6.2
Asset impairment and related expenses	(57.7)	(478.0)	(109.8)	(478.0)
2025 Restructuring Initiative	(15.8)	(49.7)	(72.2)	(49.7)
Transition services agreements activity	(12.1)	(6.7)	(35.7)	(22.6)
CEO severance and transition benefits	(7.8)	—	(7.8)	—
Strategic business reconfiguration costs	(4.2)	0.3	(10.4)	(29.6)
Goodwill and intangible assets impairment	—	(547.7)	—	(2,797.7)
Gain (loss) on sale of business	—	266.0	(31.9)	266.0
Other gains (losses)	25.5	6.1	27.9	(14.6)
Comparable adjustments, Operating income (loss)	(66.6)	(809.2)	(221.8)	(3,120.0)
Comparable adjustments, Income (loss) from unconsolidated investments	—	(89.2)	(10.1)	(49.3)
Comparable adjustments, Adjusted EBIT	(66.6)	(898.4)	(231.9)	(3,169.3)
Comparable adjustments, Interest expense, net	—	(2.5)	(2.0)	(2.8)
Comparable adjustments, (Provision for) benefit from income taxes	(61.6)	47.2	(154.5)	579.3
Comparable adjustments, Noncontrolling interests	—	4.1	—	4.1
Comparable adjustments, Net income (loss) attributable to CBI	$(128.2)	$(849.6)	$(388.4)	$(2,588.7)
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Strategic business reconfiguration costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Asset impairment and related expenses
Largely in connection with (i) the commitment to dismantling and abandonment of certain aged long-lived assets at the Obregón Brewery (year ended February 28, 2026), (ii) the 2025 Wine Divestitures we recognized contract liabilities and inventory obsolescence expenses, partially offset by changes in then-existing net assets held for sale (year ended February 28, 2026), and (iii) certain then-existing wine and spirits assets that met held for sale criteria (three months ended and year ended February 28, 2025).

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
2025 Restructuring Initiative
We recognized costs in connection with the 2025 Restructuring Initiative.
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sales of portions of our Wine and Spirits Business.
CEO severance and transition benefits
We recognized costs primarily in connection with severance benefits in accordance with the terms of a pre-existing employment agreement.
Goodwill and intangible assets impairment
We recognized a goodwill and intangible assets impairments in connection with continued negative trends within our Wine and Spirits Business primarily attributable to our U.S. wholesale market driven by declines in both the overall wine market and in our then-owned mainstream and premium brands.
Gain (loss) on sale of business
We recognized a net gain (loss) largely in connection with the (i) 2025 Wine Divestitures (year ended February 28, 2026) and (ii) SVEDKA Divestiture (three months ended and year ended February 28, 2025).
Other gains (losses)
Primarily includes the following:

	Three Months Ended		Years Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Gain (loss) on sale of assets	$—	$—	$3.0	$—
Net loss on foreign currency as a result of the resolution of various tax examinations and assessments	$—	$—	$—	$(20.7)
Decreases in estimated fair values of contingent liabilities associated with prior period acquisitions	$25.6	$7.0	$25.6	$7.0
Comparable adjustments, Income (loss) from unconsolidated investments
Includes the following:

	Three Months Ended		Years Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Unrealized gain (loss) from the changes in fair value of our securities measured at fair value	$—	$(45.4)	$(5.0)	$(47.9)
Other gains (losses)	$—	$—	$(3.6)	$0.1
Equity method investments impairment	$—	$(6.3)	$(1.5)	$(8.7)
Net gain (loss) in connection with Canopy exchangeable shares	$—	$(37.5)	$—	$7.2
Comparable adjustments, Interest expense, net
We (i) recognized losses from the write-off of unamortized discount and debt issuance costs in connection with the repayment of outstanding senior notes for the year ended February 28, 2026, and (ii) wrote-off accrued interest income related to convertible notes issued to certain investments for the years ended February 28, 2026, and February 28, 2025.

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. We recognized a benefit from income taxes for the three months ended and year ended February 28, 2025, resulting from the goodwill impairment, net of the non-deductible portion. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and consist of the following (expense) and benefit adjustments:

	Three Months Ended		Years Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Adjustments to valuation allowances	$(110.0)	$(73.3)	$(440.4)	$(14.9)
Tax rate change impacts	$(23.1)	$—	$(23.1)	$—
Adjustments to tax attributes	$(21.4)	$—	$88.5	$—
Recent divestitures	$(13.4)	$16.4	$(43.4)	$22.2
Taxable dividend distribution from a foreign subsidiary	$(5.1)	$—	$(34.1)	$—
Resolution of various tax examinations and assessments related to prior periods	$93.4	$(1.9)	$239.4	$127.8
Comparable adjustments, Noncontrolling interests
The noncontrolling interest portion recognized as a result of a net income tax expense for the resolution of various tax examinations and assessments related to prior periods.

	Three Months Ended
	February 28, 2026			February 28, 2025
	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)
Reported basis (GAAP)	$351.2	$(126.5)	36.0%	$(342.6)	$(28.0)	(8.2)%
Comparable adjustments	66.6	61.6		900.9	(47.2)
Comparable basis (Non-GAAP)	$417.8	$(64.9)	15.5%	$558.3	$(75.2)	13.5%

	Years Ended
	February 28, 2026			February 28, 2025
	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)	Income (loss) before income taxes	(Provision for) benefit from income taxes (1)	Effective tax rate (2)
Reported basis (GAAP)	$2,377.8	$(621.0)	26.1%	$(82.8)	$51.7	62.4%
Comparable adjustments	233.9	154.5		3,172.1	(579.3)
Comparable basis (Non-GAAP)	$2,611.7	$(466.5)	17.9%	$3,089.3	$(527.6)	17.1%
(1)The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(2)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Operating Margin Guidance	Guidance Range for the Year Ending February 28, 2027
Net sales (GAAP)	$8,910	$9,090

Operating income (GAAP)	$2,814	$2,964
Comparable adjustments (1)	21	21
Comparable operating income (Non-GAAP)	$2,835	$2,985

Operating margin (GAAP)	32%	33%
Comparable operating margin (Non-GAAP)	32%	33%

(1)	Comparable adjustments include: (2) (3)	Estimated for the Year Ending February 28, 2027	Actual for the Year Ended February 28, 2026
	Transition services agreements activity	$15	$35.7
	2025 Restructuring Initiative	$8	$72.2
	Flow through of inventory step-up	$1	$4.1
	Other (gains) losses	$(3)	$(27.9)
	Asset impairment and related expenses	$—	$109.8
	(Gain) loss on sale of business	$—	$31.9
	Strategic business reconfiguration costs	$—	$15.2
	CEO severance and transition benefits	$—	$7.8
	Net (gain) loss on undesignated commodity derivative contracts	$—	$(23.6)
	Settlements of undesignated commodity derivative contracts	$—	$(3.4)
(2)	Amount reflects gross profit less marketing attributable to the 2025 Wine Divestitures for the period March 1, 2025, through June 1, 2025.
(3)	May not sum due to rounding.

EPS Guidance	Guidance Range for the Year Ending February 28, 2027		Actual for the Year Ended February 28, 2026
Forecasted EPS (GAAP)	$11.10	$11.80	$9.61
Comparable adjustments (1)	0.10	0.10	2.21
Forecasted comparable EPS (Non-GAAP) (2)	$11.20	$11.90	$11.82

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 17

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

(1)	Comparable adjustments include: (2)	Estimated for the Year Ending February 28, 2027	Actual for the Year Ended February 28, 2026
	Transition services agreements activity	$0.07	$0.15
	2025 Restructuring Initiative	$0.03	$0.30
	Flow through of inventory step-up	$0.01	$0.02
	Other (gains) losses	$(0.01)	$(0.12)
	Adjustments to valuation allowances	$—	$1.88
	Asset impairment and related expenses	$—	$0.46
	Recent divestitures	$—	$0.25
	Taxable dividend distribution from a foreign subsidiary	$—	$0.19
	(Gain) loss on sale of business	$—	$0.14
	Tax rate change impacts	$—	$0.13
	Adjustments to tax attributes	$—	$0.12
	Strategic business reconfiguration costs	$—	$0.07
	(Income) loss from unconsolidated investments	$—	$0.04
	CEO severance and transition benefits	$—	$0.03
	Resolution of various tax examinations and assessments related to prior periods	$—	$(1.36)
	Net (gain) loss on undesignated commodity derivative contracts	$—	$(0.10)
	Settlements of undesignated commodity derivative contracts	$—	$(0.01)

(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors and other external users about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

	Guidance Range for the Year Ending February 28, 2027
Net cash provided by operating activities (GAAP)	$2,400	$2,500
Purchase of property, plant, and equipment	(800)	(800)
Free cash flow (Non-GAAP)	$1,600	$1,700

	Years Ended
	February 28, 2026	February 28, 2025
Net cash provided by operating activities (GAAP)	$2,669.0	$3,152.2
Purchase of property, plant, and equipment	(875.0)	(1,214.1)
Free cash flow (Non-GAAP)	$1,794.0	$1,938.1

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 18

DEFINED TERMS

Unless the context otherwise requires, the terms “Company,” “CBI,” “we,” “our,” or “us” refer to Constellation Brands, Inc. and its subsidiaries.

TERM	MEANING
2025 Restructuring Initiative	enterprise-wide cost savings and restructuring initiative designed to help optimize the performance of our business

2025 Wine Divestitures
sale and, in certain instances, exclusive license to use the trademarks of a portion of our wine and spirits business, primarily centered around our then-owned mainstream wine brands and associated inventory, wineries, vineyards, offices, and facilities on June 2, 2025

Adjusted EBIT	adjusted earnings before interest and taxes

CAM	contribution after marketing, which equals gross profit less marketing expenses

COGS	cost of product sold

comparable adjustments	certain items affecting comparability that have been excluded because management uses this information in monitoring and evaluating the results and underlying business trends of the core operations of the Company and/or in internal goal setting

Comparable or Comparable basis	amounts which exclude items that affect comparability

Depletions	represents U.S. distributor shipments of our respective branded products to retail customers, based on third-party data

EPS	diluted net income (loss) per share attributable to CBI

external users	financial analysts covering the Company, rating agencies, and other external users

FY or fiscal	fiscal year

GAAP	general accepted accounting principles in the U.S.

Projections	statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including those identified under Forward-Looking Statements

Reported or Reported basis	derived from amounts as reported under GAAP

NM	not meaningful

SG&A	selling, general, and administrative expenses

SVEDKA Divestiture	sale of the SVEDKA brand and related assets, primarily including inventory and equipment on January 6, 2025

V/P/M	volume / price / mix

Wine & Spirits Divestitures	the 2025 Wine Divestitures and the SVEDKA Divestiture, collectively

Constellation Brands, Inc. Q4 FY 2026 Earnings Release	#WORTHREACHINGFOR I 19